SECOND AMENDMENT TO
                     REAL ESTATE PURCHASE AND SALE AGREEMENT


         THIS SECOND AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Second Amendment") is made as of the 29th day of May, 1997, by and between MAGELLAN HEALTH SERVICES, INC., a Delaware corporation ("Magellan" or the "Seller"), and CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Purchaser").

                                 R E C I T A L S

         A. The parties entered into that certain Real Estate Purchase and Sale Agreement dated as of January 29, 1997 (the "Agreement") and amended as of February 28, 1997 (the "First Amendment"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement and First Amendment.

         B. The parties desire to enter into this Second Amendment to evidence their agreement to certain changes to the Agreement, as hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereby agree as follows:

                           Exhibit B, as attached to the Agreement, is hereby amended to delete from entry number five hundred and fifty-eight (558) the Laurel Brook/Charter Laurel Heights Behavioral Health Systems, Inc. Facility
                           located at 3920 North Peachford Road, Atlanta, Georgia, 30341. Pursuant to this Second Amendment, such Facility shall no longer be a part of Exhibit B or entry number 558 contained therein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered this 29th day of May, 1997.


                                        MAGELLAN HEALTH SERVICES, INC.,
                                        a Deleware Corporation

                                        By:\s\ Linton C. Newlin
                                           --------------------------------

                                        Title: Vice President and Secretary
                                               ----------------------------





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                                 CRESCENT REAL ESTATE EQUITIES
                                 LIMITED PARTNERSHIP, a Delaware
                                 limited partnership

                                 By:      Crescent Real Estate
Equities,                                 Ltd., A Delaware
                                          corporation, its sole general
                                          partner

                                          By: \s\ David M. Dean
                                              ------------------------------
                                          Title: Senior Vice President, Law
                                                 ---------------------------


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